Exhibit 99.1

Antero Midstream and AMGP Report Second Quarter 2018 Financial and Operating Results

Denver, Colorado, August 1, 2018—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) and Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) today released their second quarter 2018 financial and operating results.  The relevant condensed consolidated financial statements are included in Antero Midstream’s and AMGP’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018, which have been filed with the Securities and Exchange Commission.

Antero Midstream Second Quarter 2018 Highlights Include:

•                  Net income increased by 26% to $109 million compared to the prior year quarter, or $0.41 per limited partner unit

•                  Adjusted EBITDA increased by 26% to $176 million compared to the prior year quarter

•                  Distributable Cash Flow increased by 30% to $142 million compared to the prior year quarter, resulting in DCF coverage of 1.3x

•                  Increased distribution for the 14th consecutive quarter, achieving 30% growth on an annualized basis

•                  Record gathering, compression, freshwater delivery, processing and fractionation volumes

•                  Net Debt to trailing twelve months Adjusted EBITDA of 2.3x and $750 million of liquidity at quarter-end

AMGP Second Quarter 2018 Highlights Include:

•                  Net income increased by $18 million to $14 million, or $0.07 per common share, compared to the prior year quarter

•                  Distributable Cash Flow increased by 294% to $23 million, compared to the prior year quarter

•                  Distributions declared for the quarter were $0.125 per common share, a 165% increase compared to the prior year full quarter

Commenting on the second quarter 2018 results, Paul Rady, Chairman and CEO said, “Antero Midstream delivered another strong quarter with record gathering, compression, processing and fractionation volumes. Additionally, Antero Midstream reported record fresh water delivery volumes, driven by Antero Resource’s increase in completion stages per day. Looking to the second half of 2018, we expect additional gathering and compression volume growth as Antero expects to turn 65-75 wells to sales in the third quarter as compared to 51 wells placed to sales in the first half of the year.”

For a discussion of the non-GAAP financial measures Adjusted EBITDA, Distributable Cash Flow, and net debt please see “Non-GAAP Financial Measures.”

Antero Midstream Second Quarter Financial Results

Low pressure gathering volumes for the second quarter of 2018 averaged 1,981 MMcf/d, an 18% increase as compared to the prior year quarter.  Compression volumes for the second quarter of 2018 averaged 1,558 MMcf/d, a 31% increase as compared to the second quarter of 2017.  High pressure gathering volumes for the second quarter of 2018 averaged 1,932 MMcf/d, an 11% increase over the second quarter of 2017.  The increase in gathering and compression volumes to Partnership record levels was driven by production growth from Antero Resources in Antero Midstream’s area of dedication.  Fresh water delivery volumes averaged a record 228 MBbl/d during the quarter, driven by increased completion stages per day. Antero Midstream treated 8 Mbbl/d of wastewater at the Antero Clearwater Facility during the second quarter.

Gross processing volumes from the processing and fractionation joint venture with MarkWest (a wholly-owned subsidiary of MPLX) (the “Joint Venture”) averaged 571 MMcf/d for the second quarter of 2018, an increase of 164% compared to the prior year quarter.

Gross Joint Venture fractionation volumes averaged 10,046 Bbl/d, a 148% increase compared to the prior year quarter. The increase in processing and fractionation volumes is driven by an increase in Antero Resources’ rich gas and C3+ NGL production volumes.

	Three Months Ended June 30,		%
	2017	2018	Change
Average Daily Volumes:
Low Pressure Gathering (MMcf/d)	1,683	1,981	18%
Compression (MMcf/d)	1,192	1,558	31%
High Pressure Gathering (MMcf/d)	1,734	1,932	11%
Fresh Water Delivery (MBbl/d)	173	228	32%
Clearwater Treatment Volumes (MBbl/d)	—	8	*
Gross Joint Venture Processing (MMcf/d)	216	571	164%
Gross Joint Venture Fractionation (Bbl/d)	4,039	10,046	148%

For the three months ended June 30, 2018, the Partnership reported revenues of $251 million, comprised of $119 million from the Gathering and Processing segment and $132 million from the Water Handling and Treatment segment. Revenues increased 30% compared to the prior year quarter, driven by growth in gathering, compression and fresh water delivery volumes. Water Handling and Treatment segment revenues include $3 million from wastewater treatment at the Antero Clearwater Facility and $51 million from wastewater handling and high rate water transfer services, which are billed at cost plus 3%.

Direct operating expenses for the Gathering and Processing, and Water Handling and Treatment segments were $13 million and $63 million, respectively, for a total of $76 million, compared to $52 million in direct operating expenses in the prior year quarter. Water Handling and Treatment direct operating expenses include $49 million from wastewater handling and high rate water transfer services.  General and administrative expenses including equity-based compensation were $15 million, in line with the prior year quarter.  General and administrative expenses excluding equity-based compensation were $10 million during the second quarter of 2018, a 23% increase compared to the second quarter of 2017.  Total operating expenses were $136 million, including $36 million of depreciation, $5 million of impairment and $4 million of accretion of contingent acquisition consideration and asset retirement obligations.

Net income for the second quarter of 2018 was $109 million, a 26% increase compared to the prior year quarter.  Net income per limited partner unit was $0.41 per unit, a 5% increase compared to the prior year quarter.  Adjusted EBITDA was $176 million, a 26% increase compared to the prior year quarter.  Adjusted EBITDA for the quarter included $11 million in combined distributions from Stonewall Gathering LLC and the processing and fractionation Joint Venture.  Cash interest paid was $6 million. Cash reserved for bond interest during the quarter was $9 million and cash reserved for payment of income tax withholding upon vesting of Antero Midstream equity-based compensation awards was $2 million. Maintenance capital expenditures during the quarter totaled $17 million and Distributable Cash Flow was $142 million, a 30% increase over the prior year quarter, resulting in a DCF coverage ratio of 1.3x.

The following table reconciles net income to Adjusted EBITDA and Distributable Cash Flow as used in this release (in thousands):

	Three Months Ended June 30,
	2017	2018
Net income	$87,175	109,466
Interest expense	9,015	14,628
Impairment of property and equipment expense	—	4,614
Depreciation expense	30,512	36,433
Accretion of contingent acquisition consideration	3,590	3,947
Accretion of asset retirement obligations	—	34
Equity-based compensation	6,951	5,867
Equity in earnings of unconsolidated affiliates	(3,623)	(9,264)
Distributions from unconsolidated affiliates	5,820	10,810
Gain on sale of assets — Antero Resources	—	(583)
Adjusted EBITDA	139,440	175,952
Interest paid	(2,308)	(6,270)
Cash reserved for bond interest (1)	(8,734)	(8,734)
Income tax withholding upon vesting of Antero Midstream Partners LP equity-based compensation awards (2)	(2,431)	(1,500)
Maintenance capital expenditures (3)	(16,422)	(17,289)
Distributable Cash Flow	$109,545	142,159

Distributions Declared to Antero Midstream Holders
Limited Partners	$59,695	77,624
Incentive distribution rights	15,328	33,137
Total Aggregate Distributions	$75,023	110,761

DCF coverage ratio	1.5x	1.3x

(1)         Cash reserved for bond interest expense on Antero Midstream’s 5.375% senior notes outstanding during the period that is paid on a semi-annual basis on March 15th and September 15th of each year.

(2)         Estimate of current period portion of expected cash payment for income tax withholding attributable to vesting of Midstream LTIP equity-based compensation awards to be paid in the fourth quarter.

(3)         Maintenance capital expenditures represent the portion of our estimated capital expenditures associated with (i) the connection of new wells to our gathering and processing systems that we believe will be necessary to offset the natural production declines Antero Resources will experience on all of its wells over time, and (ii) water delivery to new wells necessary to maintain the average throughput volume on our systems.

Gathering and Processing —During the second quarter, Antero Midstream expanded one of its rich gas Marcellus compressor stations by 80 MMcf/d. Including the 440 MMcf/d of additions during the first quarter of 2018, Antero Midstream has expanded its compression capacity by 520 MMcf/d year-to-date.  Antero Midstream’s total compression capacity at the end of the second quarter of 2018 was over 2.2 Bcf/d in the Marcellus and Utica combined.  Additionally, Antero Midstream connected 30 wells to its gathering system during the quarter.  Antero Resources is currently operating five drilling rigs on Antero Midstream dedicated acreage.

The Joint Venture with MPLX continued construction on the Sherwood 10 and 11 Processing Plants, which are expected to be placed online by the end of the third quarter and fourth quarter of 2018, respectively. In addition, the Joint Venture commenced civil construction on its new processing site, “Smithburg”, during the second quarter of 2018. The Smithburg Processing Site will initially have a footprint capable of supporting 1.2 Bcf/d of cryogenic processing facilities, or six 200 MMcf/d plants. Importantly, the Smithburg processing site is strategically located two miles west of the Sherwood Processing Facility and will connect to major long-haul pipelines and NGL infrastructure.

Water Handling and Treatment — Antero Midstream’s Marcellus and Utica fresh water delivery systems serviced 48 well completions during the second quarter of 2018, a 29% increase from the prior year quarter.  Antero Resources operated six completion crews on Antero Midstream dedicated acreage in the second quarter of 2018 but expects to reduce its completion crews to four in the second half of 2018.

During the second quarter of 2018, Antero Midstream placed in service the Antero Clearwater Facility, which is the largest advanced wastewater treatment facility for shale oil and gas operations in the world. The Antero Clearwater Facility was temporarily taken offline in June for maintenance and to install additional pretreatment facilities to improve operations.  The facility was placed back into commercial service at the end of July.

Balance Sheet and Liquidity

As of June 30, 2018, Antero Midstream had $20 million in cash and $770 million drawn on its $1.5 billion bank credit facility, resulting in $750 million of liquidity.  Antero Midstream’s net debt to trailing twelve months Adjusted EBITDA was 2.3x as of June 30, 2018.  For a reconciliation of consolidated net debt to consolidated total debt, the most comparable GAAP measure, please read “Non-GAAP Financial Measures.”

Commenting on Antero Midstream’s distribution growth and balance sheet, Michael Kennedy, CFO of Antero Midstream said, “The success of Antero Midstream’s organic growth model is highlighted by the recent declaration of the Partnership’s fourteenth consecutive distribution increase reflecting a 30% annualized growth rate since its IPO in 2014. Importantly, Antero Midstream has delivered this peer-leading growth while maintaining a DCF coverage ratio well in excess of its initial coverage ratio targets in every quarter, demonstrating the consistency of Antero’s development plan and integrated midstream strategy.  Additionally, Antero Midstream continues to maintain a strong balance sheet with leverage at 2.3x as of June 30, 2018.”

Capital Investments

Capital expenditures, excluding investments in the processing and fractionation joint venture, were $128 million in the second quarter of 2018 as compared to $147 million in the second quarter of 2017.  Capital invested in gathering systems and related facilities was $113 million and capital invested in water handling and treatment assets was $15 million, including $5 million invested in the Antero Clearwater Facility.  Investments in unconsolidated affiliates for the Joint Venture were $39 million during the quarter.

AMGP Second Quarter 2018 Financial Results

AMGP’s equity in earnings from Antero Midstream, which reflects the cash distributions from Antero Midstream, was $33 million for the second quarter of 2018.  Net income for the quarter was $14 million.  AMGP’s cash distributions from Antero Midstream were $33 million, net of $1.5 million of total cash reserved and distributed to Series B units of Antero IDR Holdings LLC. General and administrative expenses were $2.4 million, including $1.8 million of special committee and legal advisory fees. The provision and reserve for income taxes was $8 million, resulting in cash available for distribution of $23 million. The 294% increase in cash available for distribution from the second quarter of 2017 is driven by an increase in cash distributions from Antero Midstream.

The following table reconciles cash distributions from Antero Midstream and AMGP cash distribution per common share as presented in this release (in thousands):

Three Months Ended June 30, 2018
Cash distributions from Antero Midstream Partners LP	$33,137
Cash reserved for distributions to unvested Series B units of IDR LLC	(1,011)
Cash distribution to vested Series B units of IDR LLC	(506)
Cash distributions to Antero Midstream GP LP	$31,620
General and administrative expenses	(2,398)
Interest expense	(18)
Special committee legal and advisory fees included in G&A expense(1)	1,844
Provision and reserve for income taxes	(7,777)
Cash available for distribution	$23,271

DCF coverage ratio	1.0x

Common shares outstanding	186,209

Cash distribution per common share	$0.125

(1)         Represents non-recurring accrued legal and advisory fees associated with the ongoing special committee process as disclosed on February 26, 2018.

Conference Call

A joint conference call for Antero Midstream and AMGP is scheduled on Thursday, August 2, 2018 at 10:00 am MT to discuss the quarterly results.  A brief Q&A session for security analysts will immediately follow the discussion of the results for the quarter.  To participate in the call, dial in at 1-888-347-8204 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Thursday, August 9, 2018 at 10:00 am MT at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) using the passcode 10120012.

Presentation

To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream’s website at www.anteromidstream.com or AMGP’s website at www.anteromidstreamgp.com.  The webcast will be archived for replay on Antero Midstream’s website and AMGP’s website until Thursday, August 9, 2018 at 10:00 am MT.  Information on Antero Midstream’s website and AMGP’s website does not constitute a portion of this press release.

Non-GAAP Financial Measures and Definitions

Antero Midstream uses Adjusted EBITDA as an important indicator of the Partnership’s performance.  Antero Midstream defines Adjusted EBITDA as net income before interest expense, impairment expense, gain on sale of assets, depreciation expense, accretion, equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates and including cash distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

•                  the financial performance of the Partnership’s assets, without regard to financing methods, capital structure or historical cost basis;

•                  its operating performance and return on capital as compared to other publicly traded partnerships in the midstream energy sector, without regard to financing or capital structure; and

•                  the viability of acquisitions and other capital expenditure projects.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less interest paid, income tax withholding payments and cash reserved for payments of income tax withholding upon vesting of equity-based compensation awards, cash reserved for bond interest and ongoing maintenance capital expenditures paid. Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to unitholders.  Distributable Cash Flow does not reflect changes in working capital balances.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures.  The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is Net Income.  The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of Net Income.  Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect Net Income and Adjusted EBITDA.  You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP.  Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other partnerships.

“Segment Adjusted EBITDA” is also used by our management team for various purposes, including as a measure of operating performance and as a basis for strategic planning and forecasting. Segment Adjusted EBITDA is a non-GAAP financial measure that we define as operating income before equity-based compensation expense, interest expense, depreciation expense, gain on sale of assets, impairment expense, accretion, excluding equity in earnings of unconsolidated affiliates, and including cash distributions from unconsolidated affiliates. Operating income is the most directly comparable GAAP financial measure to Segment Adjusted EBITDA because we do not account for interest expense on a segment basis.

The Partnership defines consolidated net debt as consolidated total debt less cash and cash equivalents.  Antero Midstream views consolidated net debt as an important indicator in evaluating the Partnership’s financial leverage.

The following table reconciles consolidated total debt to consolidated net debt (“Net Debt”) as used in this release (in thousands):

June 30, 2018

Bank credit facility	$770,000
5.375% AM senior notes due 2024	650,000
Net unamortized debt issuance costs	(8,434)
Consolidated total debt	$1,411,566
Cash and cash equivalents	(19,525)
Consolidated net debt	$1,392,041

The following table reconciles net income to Adjusted EBITDA for the twelve months ended June 30, 2018 as used in this release (in thousands):

Twelve Months Ended June 30, 2018

Net income	$362,620
Interest expense	45,631
Impairment of property and equipment expense	28,045
Depreciation expense	130,379
Accretion of contingent acquisition consideration	14,180
Accretion of asset retirement obligations	68
Equity-based compensation	26,124
Equity in earnings of unconsolidated affiliate	(31,467)
Distributions from unconsolidated affiliates	32,270
Gain on sale of asset — Antero Resources	(583)
Adjusted EBITDA	$607,267

Antero Midstream is a limited partnership that owns, operates and develops midstream gathering, compression, processing and fractionation assets as well as integrated water assets that primarily service Antero Resources Corporation’s properties located in West Virginia and Ohio. Holders of Antero Midstream common units will receive a Schedule K-1 with respect to distributions received on the common units.

AMGP is a Delaware limited partnership that has elected to be classified as an entity taxable as a corporation for U.S. federal income tax purposes.  Holders of AMGP common shares will receive a Form 1099 with respect to distributions received on the common shares.  AMGP owns the general partner of Antero Midstream and indirectly owns the incentive distribution rights in Antero Midstream.

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s and AMGP’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release and are based upon a number of assumptions.  Although the Partnership and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  For example, future acquisitions, dispositions or other strategic transactions may materially impact the forecasted or targeted results described in this release.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this release is intended to constitute guidance with respect to Antero Resources.

Antero Midstream and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute the Partnership’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2017.

For more information, contact Michael Kennedy — CFO of Antero Midstream and AMGP at (303) 357-6782 or mkennedy@anteroresources.com.

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Balance Sheets

December 31, 2017 and June 30, 2018

(Unaudited)

(In thousands)

	December 31,	June 30,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$8,363	19,525
Accounts receivable—Antero Resources	110,182	114,072
Accounts receivable—third party	1,170	12,222
Prepaid expenses	670	539
Total current assets	120,385	146,358
Property and equipment, net	2,605,602	2,770,311
Investments in unconsolidated affiliates	303,302	358,830
Other assets, net	12,920	20,730
Total assets	$3,042,209	3,296,229

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable—Antero Resources	$6,459	3,856
Accounts payable—third party	8,642	18,754
Accrued liabilities	106,006	89,182
Other current liabilities	209	213
Total current liabilities	121,316	112,005
Long-term liabilities:
Long-term debt	1,196,000	1,411,566
Contingent acquisition consideration	208,014	215,835
Asset retirement obligations	—	3,114
Other	410	2,576
Total liabilities	1,525,740	1,745,096

Partners’ capital:
Common unitholders - public (88,059 units and 88,164 units issued and outstanding at December 31, 2017 and June 30, 2018, respectively)	1,708,379	1,722,315
Common unitholder - Antero Resources (98,870 units issued and outstanding at December 31, 2017 and June 30, 2018)	(215,682)	(204,319)
General partner	23,772	33,137
Total partners’ capital	1,516,469	1,551,133
Total liabilities and partners’ capital	$3,042,209	3,296,229

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Statements of Operations and Comprehensive Income

Three Months Ended June 30, 2017 and 2018

(Unaudited)

(In thousands, except per unit amounts)

	Three Months Ended June 30,
	2017	2018
Revenue:
Gathering and compression—Antero Resources	$98,633	118,136
Water handling and treatment—Antero Resources	95,004	132,231
Gathering and compression—third party	129	—
Water handling and treatment—third party	—	25
Gain on sale of assets — Antero Resources	—	583
Total revenue	193,766	250,975
Operating expenses:
Direct operating	52,308	75,623
General and administrative (including $6,951 and $5,867 of equity-based compensation in 2017 and 2018, respectively)	14,789	15,494
Impairment of property and equipment	—	4,614
Depreciation	30,512	36,433
Accretion of contingent acquisition consideration	3,590	3,947
Accretion of asset retirement obligations	—	34
Total operating expenses	101,199	136,145
Operating income	92,567	114,830
Interest expense, net	(9,015)	(14,628)
Equity in earnings of unconsolidated affiliates	3,623	9,264
Net income and comprehensive income	87,175	109,466
Net income attributable to incentive distribution rights	(15,328)	(33,145)
Limited partners’ interest in net income	$71,847	76,321

Net income per limited partner unit - basic and diluted	$0.39	0.41

Weighted average limited partner units outstanding - basic	186,065	187,018
Weighted average limited partner units outstanding - diluted	186,533	187,318

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Results of Segment Operations

Three Months Ended June 30, 2017 and 2018

(Unaudited)

(In thousands)

		Water
	Gathering and	Handling and	Consolidated
	Processing	Treatment	Total
Three months ended June 30, 2017
Revenues:
Revenue - Antero Resources	$98,633	95,004	193,637
Revenue - third-party	129	—	129
Total revenues	98,762	95,004	193,766

Operating expenses:
Direct operating	9,922	42,386	52,308
General and administrative (before equity-based compensation)	5,468	2,370	7,838
Equity-based compensation	5,237	1,714	6,951
Depreciation	22,271	8,241	30,512
Accretion of contingent acquisition consideration	—	3,590	3,590
Total expenses	42,898	58,301	101,199
Operating income	$55,864	36,703	92,567

Segment and consolidated Adjusted EBITDA	$89,192	50,248	139,440

Three months ended June 30, 2018
Revenues:
Revenue - Antero Resources	$118,136	132,231	250,367
Revenue - third-party	—	25	25
Gain on sales of assets — Antero Resources	583	—	583
Total revenues	118,719	132,256	250,975

Operating expenses:
Direct operating	12,405	63,218	75,623
General and administrative (before equity-based compensation)	7,240	2,387	9,627
Equity-based compensation	4,754	1,113	5,867
Impairment of property and equipment	4,614	—	4,614
Depreciation	24,258	12,175	36,433
Accretion of contingent acquisition consideration	—	3,947	3,947
Accretion of asset retirement obligations	—	34	34
Total expenses	53,271	82,874	136,145
Operating income	$65,448	49,382	114,830

Segment and consolidated Adjusted EBITDA	$109,301	66,651	175,952

ANTERO MIDSTREAM PARTNERS LP

Selected Operating Data

Three Months Ended June 30, 2017 and 2018

(Unaudited)

(In thousands)

			Amount of
	Three Months Ended June 30,		Increase	Percentage
	2017	2018	(Decrease)	Change
Revenue:
Revenue - Antero Resources	$193,637	250,367	56,730	29%
Revenue - third-party	129	25	(104)	(81)%
Gain on sale of assets — Antero Resources	—	583	583	* %
Total revenue	193,766	250,975	57,209	30%
Operating expenses:
Direct operating	52,308	75,623	23,315	45%
General and administrative (before equity-based compensation)	7,838	9,627	1,789	23%
Equity-based compensation	6,951	5,867	(1,084)	(16)%
Impairment of property and equipment	—	4,614	4,614	*
Depreciation	30,512	36,433	5,921	19%
Accretion of contingent acquisition consideration	3,590	3,947	357	10%
Accretion of asset retirement obligations	—	34	34	*
Total operating expenses	101,199	136,145	34,946	35%
Operating income	92,567	114,830	22,263	24%
Interest expense	(9,015)	(14,628)	5,613	62%
Equity in earnings of unconsolidated affiliates	3,623	9,264	5,641	156%
Net income	$87,175	109,466	22,291	26%
Adjusted EBITDA	$139,440	175,952	36,512	26%
Operating Data:
Gathering—low pressure (MMcf)	153,180	180,268	27,088	18%
Gathering—high pressure (MMcf)	157,806	175,818	18,012	11%
Compression (MMcf)	108,451	141,819	33,368	31%
Fresh water delivery (MBbl)	15,761	20,766	5,005	32%
Treated water (MBbl)	—	700	700	*
Other fluid handling (MBbl)	3,400	4,382	982	29%
Wells serviced by fresh water delivery	44	48	4	9%
Gathering—low pressure (MMcf/d)	1,683	1,981	298	18%
Gathering—high pressure (MMcf/d)	1,734	1,932	198	11%
Compression (MMcf/d)	1,192	1,558	366	31%
Fresh water delivery (MBbl/d)	173	228	55	32%
Treated water (MBbl/d)	—	8	8	*
Other fluid handling (MBbl/d)	37	48	11	29%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.32	0.32	—	*
Average gathering—high pressure fee ($/Mcf)	$0.19	0.19	—	*
Average compression fee ($/Mcf)	$0.19	0.19	—	*
Average fresh water delivery fee ($/Bbl)	$3.72	3.78	0.06	2%
Average treated water fee ($/Bbl)	$—	4.11	4.11	*
Joint Venture Operating Data:
Processing - Joint Venture (MMcf)	19,662	51,921	32,259	164%
Fractionation - Joint Venture (MBbl)	368	914	546	148%
Processing - Joint Venture (MMcf/d)	216	571	355	164%
Fractionation - Joint Venture (MBbl/d)	4	10	6	148%

*                 Not meaningful or applicable.

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2017 and 2018

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2017	2018
Cash flows provided by (used in) operating activities:
Net income	$162,267	217,571
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	58,048	68,865
Accretion of contingent acquisition consideration	7,116	7,821
Accretion of asset retirement obligations	—	68
Impairment of property and equipment	—	4,614
Equity-based compensation	13,237	12,078
Equity in earnings of unconsolidated affiliates	(5,854)	(17,126)
Distributions from unconsolidated affiliates	5,820	17,895
Amortization of deferred financing costs	1,267	1,385
Gain on sale of assets — Antero Resources	—	(583)
Changes in assets and liabilities:
Accounts receivable—Antero Resources	(14,923)	(2,147)
Accounts receivable—third party	3	(36)
Prepaid expenses	235	131
Accounts payable—Antero Resources	(204)	(1,912)
Accounts payable—third party	(523)	1,856
Accrued liabilities	8,449	1,951
Net cash provided by operating activities	234,938	312,431
Cash flows used in investing activities:
Additions to gathering systems and facilities	(155,365)	(206,753)
Additions to water handling and treatment systems	(95,451)	(49,054)
Investments in unconsolidated affiliates	(191,364)	(56,297)
Change in other assets	(4,804)	(9,077)
Net cash used in investing activities	(446,984)	(321,181)
Cash flows provided by (used in) financing activities:
Distributions to unitholders	(125,014)	(193,670)
Borrowings on bank credit facilities, net	95,000	215,000
Issuance of common units, net of offering costs	246,585	—
Employee tax withholding for settlement of equity compensation awards	(932)	(1,318)
Other	(102)	(100)
Net cash provided by financing activities	215,537	19,912
Net increase in cash and cash equivalents	3,491	11,162
Cash and cash equivalents, beginning of period	14,042	8,363
Cash and cash equivalents, end of period	$17,533	19,525
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$21,976	28,618
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$5,627	(11,209)

Antero Midstream GP LP

Condensed Consolidated Balance Sheets

December 31, 2017 and June 30, 2018

(Unaudited)

(In thousands, except number of shares and units)

	December 31,	June 30,
	2017	2018
Assets
Current assets:
Cash	$5,987	5,300
Prepaid expenses	—	867
Deferred financing costs	—	104
Total current assets	5,987	6,271
Investment in Antero Midstream Partners LP	23,772	33,137
Total assets	$29,759	39,408

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	293	823
Income taxes payable	13,858	13,310
Total current liabilities	14,151	14,133
Non-current liability:
Liability for equity-based compensation	—	2,191
Total liabilities	14,151	16,324
Partners’ capital:
Common shareholders - public (186,181,975 shares and 186,199,995 shares issued and outstanding at December 31, 2017 and June 30, 2018, respectively)	(19,866)	(12,112)
IDR LLC Series B units (32,875 units vested at December 31, 2017 and June 30, 2018)	35,474	35,196
Total partners’ capital	15,608	23,084
Total liabilities and partners’ capital	$29,759	39,408

Antero Midstream GP LP

Condensed Consolidated Statements of Operations and Comprehensive Income

Three Months Ended June 30, 2017 and 2018

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,
	2017	2018
Equity in earnings of Antero Midstream Partners LP	$15,328	33,145
Total income	15,328	33,145
General and administrative expense	3,203	2,398
Equity-based compensation	9,631	9,111
Total operating expenses	12,834	11,509
Operating income	2,494	21,636
Interest Expense, net	—	18
Income before income taxes	2,494	21,618
Provision for income taxes	(5,755)	(7,231)
Net income (loss) and comprehensive income (loss)	(3,261)	14,387
Net income attributable to vested Series B units	—	(506)
Pre-IPO net income attributed to parent	1,640	—
Net income (loss) attributable to common shareholders	$(1,621)	13,881

Net income (loss) per common share - basic and diluted	$(0.01)	0.07

Weighted average number of common shares outstanding - basic and diluted	186,170	186,199